SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement          Only (as Permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     ss.240.14a-11(c) or ss.240.14a-12


                            OMNI RAIL PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: None

     (2)  Form, Schedule or Registration Statement No.: Not Applicable

     (3)  Filing Party: Not Applicable

     (4)  Date Filed: Not Applicable

Notes

                            OMNI RAIL PRODUCTS, INC.
                             975 SE Sandy Boulevard
                             Portland, Oregon 97214

                               PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 11, 2000

     To the shareholders of OMNI Rail Products, Inc.:

     The Annual Meeting of the shareholders of OMNI Rail Products, Inc. (the "Company") will be held at the Company offices at 975 SE Sandy Boulevard, Portland, Oregon 97214 at 9:00 A.M. on October 11, 2000, or at any adjournment or postponement thereof, for the following purposes:

     1.   To elect three directors of the Company.

     2. To approve an amendment to the Company's Certificate of Incorporation which reduces the number of authorized shares of the Company's Common Stock to twenty million (20,000,000) shares and the number of authorized shares of the Company's Preferred Stock to one million (1,000,000) shares.

     3. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on September 5, 2000 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            BY ORDER OF THE BOARD OF DIRECTORS

September 8, 2000                           William E. Cook
                                            Chairman of the Board of Directors

                                 PROXY STATEMENT

                            OMNI RAIL PRODUCTS, INC.
                             975 SE Sandy Boulevard
                             Portland, Oregon 97214
                            Telephone (503) 230-8034

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 11, 2000


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of OMNI Rail Products, Inc. (the "Company"), a Delaware corporation, of $.01 par value Common Stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 9:00 A.M. on October 11, 2000 or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about September 8, 2000. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named and for approval of the Amendment to the Certificate of Incorporation.

     Any shareholders giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on September 5, 2000 has been fixed by the Board of Directors of the Company as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were outstanding 3,185,126 shares of Common Stock, each share of which entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted.

     A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted as votes cast, and have no effect on the determination of whether a plurality exists with respect to a given nominee for director and on the results of the vote on the proposal to amend the Company's Certificate of Incorporation.

Security Ownership of Certain Beneficial Owners and Management.
---------------------------------------------------------------

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of September 5, 2000, by
(i) each person who is known by the Company to own of record or beneficially more than 5% of the Company's Common Stock; (ii) each of the Company's directors and officers; and (iii) all directors and officers of the Company as a group. Except as noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.


Name and Address of                         Number of             Percent
Beneficial Owner (1)                       Shares Owned           of Class
--------------------                       ------------           --------

William E. Cook (2)                           686,973               21.3%
1413 Loniker Drive
Raleigh, NC  27615

Michael L. DeBonny                            199,894                6.3%
16101 Parelius Circle
Lake Oswego, OR 97034

John E. Hart (3)                               54,349                1.7%
Box 2495
Grass Valley, CA 95945

Edward S. Smith (4)                           326,467               10.1%
921 SW Washington St., Ste. 762
Portland, OR 97205

Richard A. Kreitzberg (5)                     915,428               28.7%
3332 El Dorado Loop South
Salem, OR 97032

Robert E. Tuzik (6)                           208,325                6.2%
1732 Aspen Ct.
Lake Oswego, OR 97034

David C. Anderson (7)                          75,000                2.3%
975 SE Sandy Blvd., Ste. 200
Portland, OR 97293

All officers and directors as a group       1,351,114               37.9%
(5 persons)

----------
(1) Assumes no exercise or conversion of outstanding options or other commitments of the Company that are convertible into or exercisable for shares of Common Stock, except that Common Stock obtainable by persons named in the above table upon exercise of options is deemed outstanding and beneficially owned by such persons in calculating their percentage ownership.

(2) Includes options held by Mr. Cook to purchase 50,001 shares of Common Stock under the Company's Incentive Stock Option Plan.

(3) Includes options held by Mr. Hart to purchase 36,668 shares under the Company's Incentive Stock Option Plan.

(4) Includes options held by Mr. Smith to purchase 41,642 shares of Common Stock under the Company's Incentive Stock Option Plan.

(5) Includes shares owned by Mr. Kreitzberg's spouse. Also includes options held by Mr. Kreitzberg to purchase 16,667 shares of Common Stock under the Company's Incentive Stock Option Plan.

(6) Includes options held by Mr. Tuzik to purchase 180,939 shares under the Company's Incentive Stock Option Plan.

(7) Options held by Mr. Anderson to purchase shares under the Company's Incentive Stock Option Plan.

     On February 8, 2000, Mr. Kreitzberg filed a Form 5 reporting a June, 1997, disposition of shares to the Company pursuant to a put agreement; cancellation, as of July, 1998, of shares held in escrow pursuant to the agreement for merger of OMNI and the Company; reduction in the number of shares held as a result of the reverse split of the Company's stock in February, 1999; and, five open market acquisitions from March 18 to November 5, 1999 for a total of 25,000 shares.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect three directors of the Company. Directors are elected by a plurality of the votes of the shareholders present or represented by proxies at the Annual Meeting. Cumulative voting is not permitted for the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company's nominees for directors of the Company. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

     The following table sets forth certain information regarding each nominee and each executive officer of the Company.

                                                                 Officer or
      Name              Age             Office                 Director Since
      ----              ---             ------                 --------------
William E. Cook         51      Chairman of the Board of       November, 1998
                                Directors and Director
Edward S. Smith         81      Director                       May, 1997

John E. Hart            61      Director and Secretary         May, 1997

Robert E. Tuzik         49      President and Chief            May, 1997
                                Operating Officer
David C.  Anderson      47      Chief Financial Officer        July, 2000

     Directors hold office for a period of one year from their election at the annual meeting of stockholders and until their successors are duly elected and qualified. Officers of the Company are elected by, and serve at the discretion of, the Board of Directors. None of the above individuals has any family relationship with any other. Directors not employed by the Company receive a $2,500 quarterly retainer, $500 each for attending Board of Directors' meetings and are reimbursed for out-of-pocket expenses.

Background
----------

     The following is a summary of the business experience of each executive officer and director of the Company for at least the last five years:

     William E. Cook served as restructuring consultant and interim Chief Executive Officer of the Company from March 31, 1998 through November 1998, when he accepted a seat on the board of directors and the chairmanship of the board. Mr. Cook, through his company Riptide Holdings, Inc., was hired by the Company to assist with the restructuring and turnaround of the Company. Mr. Cook has been President of Riptide for four years. For the four years prior to that Mr. Cook was President, CEO, a director and board chairman of DDL Electronics, Inc., a New York Stock Exchange company with printed circuit board and electronic contract assembly manufacturer operations in the United States and Europe. Prior to that, Mr. Cook was a partner with TBM Associates, a venture capital firm based in Boston, Massachusetts. Prior to that, Mr. Cook was President and CEO of Signal Technology, Inc., an RF and microwave products company he co-founded as CEO in 1981. Mr. Cook acts as a consultant to and/or serves on the boards of several private companies. From June of 1999 through March 2000, Mr. Cook served as a director and chairman of Uniax Corporation, a developer of polymer electronic display technologies, primarily for wireless device markets. Uniax was sold to E.I. Du Pont De Nemours and Company in March 2000. Since August, 1999, Mr. Cook has served on the board of directors of Sparta, Inc., a reporting company which performs a wide range of scientific, engineering and technical assistance services as a contractor for the U.S. military services and other agencies of the Department of Defense. Mr. Cook has both undergraduate and graduate degrees in Engineering from North Carolina State University and a Masters degree in Business Administration from the MIT Sloan School of Management.

     Edward S. Smith has been a director of the Company since closing of the merger with OMNI on April 30, 1997. He had been a director of OMNI from 1994 to the closing of the merger. Mr. Smith is President/Owner of Ted Smith & Company. He is the former chairman and CEO of Omark Industries, Inc., an international manufacturer of cutting chain for chain saws, hydraulic log loaders and sporting ammunition. His business activity during the last five years has been concentrated on private investing and board memberships. He served on the board of directors of Georgia Gulf Corporation from May 1985 until his retirement from the board in May, 2000. Currently he serves on the board of directors of Expert Systems Publishing Company.

     John E. Hart has been a director of the Company since closing of the merger with OMNI on April 30, 1997. Prior to the merger, he had been general counsel to CMD since October 1993 and its Secretary and Treasurer since June, 1994. From 1985 to 1994 he was engaged in the private practice of law. He resumed his law practice in May, 1997. Mr. Hart holds a J.D. degree from the University of Southern California and a BA degree from the University of Redlands.

     Robert E. Tuzik has been President and Chief Operating Officer of the Company since October 1998. Prior to that Mr. Tuzik was Vice President - Sales and Marketing of the Company since closing of the merger with OMNI on April 30, 1997. He had been Vice President - Sales and Marketing of OMNI from 1996 to the closing of the merger. From 1995 to 1996 he owned and operated Talus Associates, specializing in railway marketing and media relations. From 1989 to 1995 he was editor of Railway Track and Structures and engineering editor of Railway Age, the preeminent railway industry trade publications. Prior to that he worked for 12 years in a variety of operating positions from switchman to supervisor of operations for the Santa Fe Railway. Mr. Tuzik holds a BA in English and MS in Journalism from the University of Illinois at Chicago and Northwestern University.

     Effective July 19, 2000, David C. Anderson was appointed Vice President Finance and Treasurer of the Company. Mr. Anderson has more than sixteen years experience in management of manufacturing companies in various capacities, including Chief Financial Officer, Chief Operating Officer and Chief Executive Officer. Since August 1999, he had been Chief Executive Officer of Workstation Technologies, Inc., a remanufacturer and value added reseller of Sun Microsystems equipment and software, managing a work-out situation. Prior to that, Mr. Anderson served for a year as Chief Financial Officer and Chief Operating Officer of Fulfillment Plus, Inc., a provider of fulfillment, telemarketing and e-commerce media services to telephone companies. For two and one-half years prior to that, Mr. Anderson was Chief Financial Officer of Century Electronics Manufacturing, Inc., a $125M high volume electronic component contract manufacturer. During 1991 to 1995, Mr. Anderson was Vice President and General Manager of AJ Electronics, Inc. (a subsidiary of DDL Electronics, NYSE) a $27M electronic component contract manufacturer with 150 employees. Mr. Anderson holds a BS degree in Business from the University of Rhode Island.

Executive Compensation
----------------------

     The following table sets forth remuneration paid to certain executive officers for the fiscal years ended April 30, 2000, 1999 and 1998, respectively:

                                        SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                         Annual Compensation                           Compensation
                               -----------------------------------------     ---------------------------------

                                                                  Other      Securities
                               Year                               Annual     Underlying
                               Ended                              Compen-     Options       LTIP     All other
Name and Principal Position    April 30    Salary      Bonus      sation        SARs      Payments     Comp.
---------------------------    --------    ------      -----      ------        ----      --------     -----
William E. Cook                2000              0         0      97,500 (1)        0         0             0
Chairman                       1999              0         0     141,728 (2)   33,334         0             0
                               1998              0         0      30,000            0         0             0

Robert E. Tuzik                2000        110,000    28,000 (3)       0       50,000         0             0
President and COO              1999         95,940    15,000 (3)       0       50,000         0             0

Michael L.  DeBonny  (4)       1999              0         0           0            0         0       125,000
President and COO              1998        150,000         0           0            0         0             0

     (1) Includes $30,000 consulting fees accrued to be paid during fiscal 2001 at Mr. Cook's request.

     (2) Represents consulting fees paid during fiscal 1999. Mr. Cook's current contract provides for a monthly consulting fee of $7,500.

     (3) Bonus earned for fiscal year actually paid during following fiscal year.

     (4) Mr. DeBonny resigned from the Company effective April 30, 1998. Pursuant to his employment contract and the settlement agreement reached between him and the Company, Mr. DeBonny was paid $125,000 severance during fiscal 1999.

Option Grants in Last Fiscal Year
---------------------------------

     The following table sets forth, for each of the executive officers listed in the Summary Compensation Table above, each grant of stock options during fiscal 2000, together with related information.


      Name           Number of Securities    Percent of Total     Exercise or   Expiration
                          Underlying        Options Granted to     Base Price      Date
                           Options          Employees In Fiscal    ($/Share)
                          Granted(1)              Year(2)
-------------------------------------------------------------------------------------------

Robert E. Tuzik             25,000                  15%              $0.45        5/31/09
                            25,000                  27%              $0.94       10/31/09

     (1) Represents qualified stock options vesting over three years granted in May and November, 1999, respectively.

     (2) The indicated percentage represents the options to purchase the Company's Common Stock granted to the named executive expressed as a percentage of the aggregate number of options to purchase the Company's Common Stock granted to employees of the Company in fiscal 2000.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
--------------------------------------------------------------------------------

     The following table sets forth, for each of the executive officers listed in the Summary Compensation Table above, each exercise of stock options during fiscal 2000 and the year-end value of unexercised options.



Name              Shares        Value          Number of Securities        Value of Unexercised In-the
                  Acquired      Realized (1)   Underlying Unexercised      Money Options at FY-End
                  on Exercise                  Options at FY-End           (2)
                                               Exercisable/Unexercisable   Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------
Robert E. Tuzik   23,334        $44,918        8,325 / 76,666              $0 / $63,699


     (1)  Excess of market price over exercise price on the date of exercise.

     (2)  Excess of market price at year end ($1.44) over exercise price.


            PROPOSAL TO AMEND COMPANY'S CERTIFICATE OF INCORPORATION

     The Company's Board of Directors recommends that the shareholders approve the proposed Amendment to Article FOURTH of its Certificate of Incorporation, which reduces the number of shares of stock the Company is authorized to issue. The proposed amendment provides:

     Article FOURTH A of the Certificate of Incorporation is amended to read in its entirety as follows:

          "A. The corporation may issue a total of twenty one million (21,000,000) shares of stock, of which one million (1,000,000) shares shall be preferred stock, $.01 par value, and twenty million (20,000,000) shares shall be common stock, $.01 par value."

     The purpose of the proposed amendment is to reduce the Company's exposure to Delaware franchise tax which is computed on the basis of the number of shares authorized.

     This proposal requires a majority of all outstanding shares for approval.

                              CERTAIN TRANSACTIONS

     On July 6, 1998, Michael L. DeBonny who had served as an officer and director of the Company entered into a Separation and Mutual Release Agreement which resolved certain disputes and controversies between him and the Company. Mr. DeBonny's employment was terminated and he resigned as a director both effective April 30, 1998. In addition, Mr. DeBonny relinquished options to purchase 618,144 shares of common stock and 63,150 shares of Series B preferred stock and granted the directors of the Company an irrevocable proxy to vote all shares he is entitled to vote through April 30, 2000.

     In February, 1997, three OMNI directors (Messrs. DeBonny, Kreitzberg and Smith) purchased shares in OMNI for a total of $99,617 at $3.50 per share. Simultaneously, put agreements were executed requiring the Company to purchase those shares at a price equivalent to $4.00 per share 120 days following the investment. Mr. Kreitzberg exercised his put and his shares were repurchased in June, 1997. The put agreements with Messrs. DeBonny and Smith were extended and the put price adjusted. In March, 1998, they agreed to defer exercise of the puts until April 2, 1999 and to adjust the price of the put to reflect an 11% per annum return on the investment. Effective as of June 30, 1998, in conjunction with the FINOVA debt restructuring, Mr. Smith's put was deemed exercised and a note was issued to him for the amount due. The note is subordinated to the FINOVA obligations and has deferred payments on the same terms as other unsecured creditors who were required by FINOVA to subordinate and defer payment. Mr. DeBonny's put was cancelled as of June 30, 1998, in conjunction with the FINOVA debt restructuring and his separation agreement. The subordinated promissory note from the Company to Mr. DeBonny which had been used to pay for the stock issued in the put transaction in February 1997 was reinstated and payment was deferred on the same terms as other unsecured creditors who were required by FINOVA to subordinate and defer payment.

     In March, 1997, OMNI entered into a short-term equipment rental agreement with one of its directors. The Company continues to rent such equipment on a month-to-month basis.

     On October 15, 1998, the directors authorized the issuance of up to $250,000 worth of convertible subordinated notes to comply with the FINOVA debt restructuring requirements. William E. Cook, who was restructuring consultant to the Company and interim CEO, until joining the board of directors and becoming Chairman of the Board on November 10, 1998, invested a total of $122,580 in those notes. Mr. Smith invested $30,000. The notes which were secured, are convertible into common stock at $0.1932 per share and are due October 2003 and January 2004, with put option for payout in twelve monthly payments after the notes' second anniversary date. The notes are subject to Subordination and Standstill Agreements with the Company's senior lender. The notes were converted to common stock according to their terms on August 15, 2000.

     Management is of the opinion that all transactions described above between the Company and its officers, directors or stockholders were on terms at least as fair to the Company as had the transactions been concluded with an unaffiliated party. All material transactions effected in the future between the Company and its officers, directors and principal stockholders will be subject to approval by a majority of the Company's outside directors not having an interest in the transaction.

                                 OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.

                                            William E. Cook
                                            Chairman of the Board of Directors

September 6, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                            OMNI RAIL PRODUCTS, INC.
                           TO BE HELD OCTOBER 11, 2000

     The undersigned hereby appoints William E. Cook, Edward S. Smith or John E. Hart as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of OMNI Rail Products, Inc. held of record by the undersigned on September 5, 2000, at the Annual Meeting of Shareholders to be held October 11, 2000, or any adjournment or postponement thereof.

     1.   ELECTION OF DIRECTORS

     [ ] FOR the election as a director of all nominees listed below (except as marked to the contrary below).

     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below:

     NOMINEES: William E. Cook, John E. Hart, Edward S. Smith

     INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.

     -------------------------------------------

     2. To approve the amendment to the Company's Certificate of Incorporation which reduces the number of authorized shares of the Company's Common Stock to twenty million (20,000,000) shares and the number of authorized shares of the Company's Preferred Stock to one million (1,000,000) shares.

          FOR ____                  AGAINST ____              WITHHOLD VOTE ____

     3. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN ITEM 1 ABOVE AND FOR PROPOSAL 2.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.


     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _________________

                                        Signature

PLEASE MARK, SIGN, DATE AND
RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED
ENVELOPE.

                                        Signature, if held jointly

     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. _____






                                       2